UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549


                                    FORM 8-K


                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


       Date of report (Date of earliest event reported)   April 26, 2005


                          POLO RALPH LAUREN CORPORATION
--------------------------------------------------------------------------------
             (Exact Name of Registrant as Specified in Its Charter)


                                    DELAWARE
--------------------------------------------------------------------------------
                 (State or Other Jurisdiction of Incorporation)


             001-13057                                   13-2622036
--------------------------------------------------------------------------------
      (Commission File Number)                 (IRS Employer Identification No.)



  650 MADISON AVENUE, NEW YORK, NEW YORK                   10022
--------------------------------------------------------------------------------
 (Address of Principal Executive Offices)                (Zip Code)


                                 (212) 318-7000
--------------------------------------------------------------------------------
              (Registrant's Telephone Number, Including Area Code)


                                 NOT APPLICABLE
--------------------------------------------------------------------------------
         (Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (SEE General Instruction A.2. below):

     [_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     [_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     [_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     [_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.        ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On April 26, 2005, Polo Ralph Lauren Corporation (the "Company") and Mitchell A. Kosh, the Company's Senior Vice President, Human Resources & Legal, entered into an amendment and restatement, effective as of April 3, 2005, of Mr. Kosh's employment agreement (the "Agreement"). The Agreement provides for Mr. Kosh's employment through April 3, 2008 at an annual base salary of $600,000, and he is entitled to participate in any annual bonus program maintained by the Company and applicable to him. Kosh is also eligible to participate in the Company's Long-Term Stock Incentive Plan, subject to approval by the Compensation Committee, and the Company's other applicable employee benefit plans. Additionally, Mr. Kosh receives a $1,500 monthly car allowance.

If the Company terminates Mr. Kosh's employment without cause (as defined in his Agreement) or if Mr. Kosh terminates his employment for good reason (as defined in his Agreement), Mr. Kosh will be entitled to continue to receive, in accordance with the Company's normal payroll practices, an amount equal to his base salary for a period of one year or the remaining term of his employment agreement, whichever is longer (the "Severance Period"), plus an amount, payable at the end of the Severance Period, equal to the bonus that Mr. Kosh received for the year immediately preceding the year in which his employment was terminated. In addition, Mr. Kosh will be entitled to continue his participation in any group medical, dental or life insurance plans during the Severance Period until such time as he becomes eligible to participate in another employer's plans or breaches any post termination covenants.

If the Company terminates Mr. Kosh's employment for cause or if Mr. Kosh voluntarily terminates his employment for other than good reason, Mr. Kosh shall be entitled to any base salary payable to him through his termination date. In the event of Mr. Kosh's termination due to his death or disability, Mr. Kosh or his estate will be entitled to receive all payments due him through the date of his death or termination due to disability. If the Company terminates Mr. Kosh's employment without cause within 12 months following a change in control (as defined in his Agreement), Mr. Kosh will be entitled to receive a lump sum amount, payable within 15 days after the termination of his employment, equal to twice the sum of his base annual salary and the bonus paid to him for the year immediately preceding the year in which his employment was terminated, any Restricted Performance Share Units granted to Mr. Kosh which are unvested will be deemed vested immediately prior to the change of control and Mr. Kosh will immediately become vested in any unvested options held by him and the options will remain exercisable for six months. If any severance payments trigger a "golden parachute" excise tax under the Internal Revenue Code, Mr. Kosh will be entitled to a gross-up payment.

Mr. Kosh may not compete with the Company or solicit any of its employees during the term of his employment and for the remainder of his employment agreement term following his termination of employment. The post-termination non-compete period will not apply, however, if the Company terminates Mr. Kosh's employment agreement without cause or if Mr. Kosh voluntarily terminates his employment for good reason. Mr. Kosh is also subject to a confidentiality and non-disparagement covenant during and following his employment with the Company.

                                 SIGNATURES

       Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        POLO RALPH LAUREN CORPORATION



Date:  April 29, 2005                   By: /s/ Roger N. Farah
                                            -----------------------------------
                                            Name:   Roger N. Farah
                                            Title:  President and Chief
                                                    Operating Officer